Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-294298

PROSPECTUS

Up to 7,650,764 shares of Common Stock

This prospectus relates to the proposed offer and resale or other disposition from time to time by the selling stockholders identified in this prospectus, or collectively the selling stockholders, of up to an aggregate of 7,650,764 shares of our common stock, par value $0.001 per share, or the common stock, consisting of (i) 4,501,928 shares of our common stock and (ii) 3,148,836 shares of common stock issuable upon exercise of pre-funded warrants. The common shares and the pre-funded warrants were issued in a private placement, pursuant to a subscription agreement, dated March 9, 2026, by and among us and the purchasers named therein.

We are registering the resale of the shares of common stock pursuant to the selling stockholders’ registration rights under a registration rights agreement between us and the selling stockholders. Our registration of the resale of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell all or any of the shares of common stock. The selling stockholders may offer, sell or distribute all or a portion of their shares of common stock from time to time directly or indirectly through one or more underwriters, broker-dealers or agents, and in one or more public or private transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. See the section entitled “Plan of Distribution” for more information.

We will not receive any proceeds from any sale of common stock by the selling stockholders pursuant to this prospectus (although we will receive the nominal exercise price of $0.001 per share for any pre-funded warrants exercised for cash). We have agreed to bear the expenses in connection with the registration of the resale of the shares of common stock to be offered by this prospectus by the selling stockholders other than any underwriting discounts and commissions or transfer taxes relating to the sale of common stock, which will be borne by the selling stockholders.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “KRRO.” On March 19, 2026, the closing price for our common stock, as reported on Nasdaq, was $11.06 per share.

Investing in these securities involves certain risks. See “Risk Factors” on page 6 of this prospectus as well as those included in any accompanying prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2026.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference herein and to exhibits to the registration statement of which this prospectus forms a part and any applicable prospectus supplement or amendment. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents filed as exhibits to the registration statement of which this prospectus forms a part, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings.

Neither we, nor the selling stockholders, have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information” or incorporated by reference herein as described under the heading “Incorporation of Certain Information by Reference.”

On November 3, 2023, we consummated the previously announced business combination, or the Merger, pursuant to that certain Agreement and Plan of Merger, or the Merger Agreement, dated July 14, 2023, by and among our company (formerly known as Frequency Therapeutics, Inc., or Frequency), Frequency Merger Sub, Inc., or Merger Sub, and Korro Bio Ops, Inc., or Legacy Korro.

Pursuant to the terms of the Merger Agreement, a business combination between Frequency and Legacy Korro was effected through the merger of Merger Sub with and into Legacy Korro, with Legacy Korro surviving as a wholly owned subsidiary of Frequency. On the Merger closing date, Frequency changed its name to Korro Bio, Inc.

Unless the context otherwise indicates, references in this prospectus to “Company,” “we,” “our” and “us” refer, collectively, to Korro Bio, Inc., a Delaware corporation, and its consolidated subsidiaries (including Legacy Korro).

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, includes statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our forward-looking statements include, but are not limited to, express or implied statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus, including the documents that we incorporate by reference, may include, for example, express or implied statements about:

•	the timing, progress, results, and cost of our KRRO-121 development program, including our ability to submit a regulatory application in the second half of 2026 for KRRO-121;

•	the timing of our expected nomination of a development candidate for our next-generation GalNAc-conjugated alpha 1 anti-trypsin deficiency, or AATD, program;

•

the initiation, timing, progress, results, cost of and other statements regarding our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, and the period during which the results of the trials will become available;

•	our strategy;

•	our cash runway and ability to reach meaningful clinical data readouts and data inflection points;

•	the effects of our organizational streamlining and workforce reduction;

•	the therapeutic and commercial potential of our development candidates;

•	our research and development and other expenses;

•	our collaboration arrangement with Novo Nordisk A/S, or Novo Nordisk, including effects of the recent pause, and any future collaboration or licensing arrangements;

•	our ability to comply with, and the impact of, regulatory requirements, obligations and restrictions on our business and operations;

•

our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others, including our ability to obtain and maintain rights to the technologies required to develop and commercialize our development candidates;

•	competitive developments, including the impact on our competitive position of rival products and development candidates and our ability to meet such competition; and

•	our ability to manage the growth of our business.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, including those set forth under the heading “Risk Factors” and in the documents incorporated by reference in this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

OUR COMPANY

Overview

We are a biopharmaceutical company with a mission to discover, develop and commercialize a new class of genetic medicines based on editing RNA, enabling the treatment of both rare and highly prevalent diseases. We are generating a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process to effect a precise yet transient change to a single nucleoside (adenosine to an inosine edit). By editing RNA instead of DNA, we are expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. We use an oligonucleotide-based approach and expect to bring our medicines to patients by leveraging our proprietary platform with precedented delivery modalities, including N-acetylgalactosamine, or GalNAc, -conjugated delivery for subcutaneous administration, manufacturing know-how, and established regulatory pathways of approved oligonucleotide medicines. However, the scientific evidence to support the feasibility of developing product candidates using our RNA editing technology is both preliminary and limited. Moreover, regulators have not yet established any definitive guidelines related to overall development considerations for RNA editing therapies and limited clinical data has been generated to date.

The versatility of RNA editing combined with our Oligonucleotide Promoted Editing of RNA, or OPERA, platform broadens the therapeutic target space significantly. The advent of large-scale genome sequencing has progressively revealed causal genetic variation underlying several human diseases, both rare and highly prevalent. Genetic mutations, including single nucleotide variants, or SNVs, implicated in disease have been found to be diverse in nature and can affect the function of genes and their associated downstream biochemical pathways. Data correlating DNA to RNA to disease phenotype have demonstrated that SNVs lead to a loss-of-function or a gain-of-function of the gene. In addition, the majority of SNVs implicated in complex diseases are due to modulation of gene function. By editing RNA to mimic a SNV, we believe we will be able to address unmet patient need by transiently modifying gene expression and the resultant protein function.

We continue to make meaningful advancements across our programs, including KRRO-121 as a potential first-in-class treatment for hyperammonemia that has the potential to address substantial unmet need in patients with poor ammonia control, including those with urea cycle disorders, or UCD, and hepatic encephalopathy, or HE. KRRO-121 is an RNA-editing oligonucleotide conjugated with GalNAc in preclinical development for the potential treatment of UCDs of any mutational background in adults and adolescents. Utilizing our proprietary platform, we designed KRRO-121 to edit the GS mRNA to generate a stabilized, de novo variant of GS with enhanced ammonia clearance capacity. This synthetic rescue approach creates a compensating protein rather than repairing the underlying urea cycle defect. By editing GS mRNA to create a de novo protein with a single amino acid change that prevents glutamine-induced proteasomal degradation, we aim to maintain consistent ammonia clearance capacity irrespective of the specific enzyme deficiency in patients with UCD and to reduce ammonia levels in patients with HE.

The Private Placement

On March 9, 2026, we entered into a subscription agreement with a number of institutional accredited investors pursuant to which we agreed to sell and issue in a private placement pursuant to the exemption in Section 4(a)(2) of the Securities Act of 1933, as amended, or the 1933 Act: (i) an aggregate of 4,501,928 shares of our common stock, par value $0.001 per share, at a purchase price of $11.11 per share and (ii) pre-funded warrants to acquire an aggregate of 3,148,836 shares of our common stock at a purchase price of $11.109 per pre-funded warrant. The closing of the private placement occurred on March 10, 2026 raising aggregate gross cash proceeds of approximately $85.0 million. The purchasers of the shares and pre-funded warrants are the selling stockholders named in this prospectus.

Corporate History and Information

We were incorporated as a Delaware corporation, on November 13, 2014 under the name “Frequency Therapeutics, Inc.”. On November 3, 2023, we completed a business combination and changed our name to Korro Bio, Inc. Our principal executive office is located at 60 First Street, 2nd Floor, Suite 250, Cambridge, MA 02141, and our telephone number is 617-468-1999. Our website address is https://www.korrobio.com/. The information contained on, or that can be accessed through, our website is not incorporated by reference into this Annual Report on Form 10-K or in any other report or document we have filed or may file with the Securities and Exchange Commission, or SEC, and any reference to our website address is intended to be an inactive textual reference only. We will make available on our website, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an Internet site, http://www.sec.gov, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our consolidated financial statements and related notes, before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference,

USE OF PROCEEDS

This prospectus relates to the potential resale from time to time of some of or all 7,650,764 shares of our common stock. The selling stockholders will receive all of the proceeds from any sale of such shares. We will not receive any proceeds from any sales of shares of our common stock by the selling stockholders. We will, however, receive the nominal exercise price ($0.001 per share) for any pre-funded warrants exercised for cash.

We have agreed to bear the expenses in connection with the registration of our common stock to be offered by this prospectus by the selling stockholders other than any underwriting discounts and commissions relating to the sale of shares.

SELLING STOCKHOLDERS

The selling stockholders acquired shares of common stock and pre-funded warrants to acquire shares of common stock from us in an private placement pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, and/or Rule 506 under Regulation D promulgated thereunder. Under the registration rights agreement by and among us and the selling stockholders, we agreed to file a registration statement with the SEC for the purposes of registering for resale from time to time the shares of common stock (including the shares of common stock underlying the pre-funded warrants).

The table below lists the selling stockholders and other information regarding their ownership of the shares of common stock offered hereby. The pre-funded warrants include provisions that prohibit their exercise if it would result in the selling stockholder beneficially owning in excess of the stated percentage therein (4.99% or 9.99%) elected by such selling stockholder. For purposes of the table below, we have disregarded these provisions and treat all shares of common stock underlying the pre-funded warrants as owned, and are registering for resale hereunder, all such shares underlying the pre-funded warrants. A selling stockholder may never acquire beneficial ownership of such underlying shares, and inclusion of such underlying shares in the table below should not imply that such selling stockholder beneficially owns such shares for purposes of applicable rules and regulations of the SEC. The second column lists the number of shares of common stock beneficially owned by the selling stockholders as of March 11, 2026 unless otherwise indicated in the footnotes to the table and disregarding the beneficial ownership blocker provisions in the pre-funded warrants. The selling stockholders may have sold or transferred some or all of the common stock indicated below and may in the future sell or transfer some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares of common stock offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all shares of common stock that they own, subject to applicable community property laws. Ownership for the purposes of the table below is determined in accordance with the rules and regulations of the SEC for determining “beneficial ownership,” which rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. However, as noted above, we have disregarded the beneficial ownership blocker provisions in the pre-funded warrants for purposes of this calculation. Percentage of ownership is based on 14,422,571 shares of common stock outstanding as of March 11, 2026.

Selling Stockholder	Number of Shares Owned Before the Offering	Number of Shares That may be Offered Hereby	Shares Owned After the Offering
			Number	Percentage
ADAR1 Capital Management (1)	469,847	469,847	0	0
Affinity Healthcare Fund, L.P. (2)	706,904	450,045	256,859	1.78%
Atlas Private Holdings (Cayman) Ltd. (3)	540,054	540,054	0	0
Blackwell Partners LLC – Series A (4)	349,599	195,528	154,071	1.07%
Driehaus Capital Management (5)	450,045	450,045	0	0
Kalehua Capital Management (6)	405,040	405,040	0	0
Lynx1 Master Fund LP (7)	2,198,831	1,260,126	938,705	5.99%
Nantahala Capital Partners Limited Partnership (8)	232,634	122,170	110,464	*
NCP RFM LP (9)	77,803	42,338	35,465	*
New Enterprise Associates (10)	1,540,838	450,045	1,090,793	7.44%
Point72 Associates, LLC (11)	540,054	540,054	0	0
Spearhead (12)	70,207	70,207	0	0
Venrock Healthcare Capital Partners (13)	2,655,265	2,655,265	0	0

*	less than 1%
(1)

Shares listed under “Number of Shares Owned Before the Offering” consists of 469,847 shares held directly by ADAR1 Partners, LP (ADAR1). ADAR1 Capital Management, LLC (ADAR1 LLC) the investment advisor of ADAR1, has voting and investment control of the 469,847 shares held by ADAR1. ADAR1 Capital Management GP, LLC (ADAR1 GP) is the general partner of ADAR1. Daniel Schneeberger is the manager of ADAR1 LLC and ADAR1 GP. The address of ADAR1 is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738.

(2)

Affinity Asset Advisors, LLC is the investment manager of Affinity Healthcare Fund L.P., and Michael Cho may be deemed to indirectly beneficially own the securities directly held by Affinity Healthcare Fund L.P., and Mr. Cho disclaims beneficial ownership of any such securities. The address of Affinity Healthcare Fund L.P., Affinity Asset Advisors, LLC and Mr. Cho is 450 Park Avenue, Suite 1403, New York, NY 10022.

(3)

Shares listed under “Number of Shares Owned Before the Offering” consists of 540,054 shares held directly by Atlas Private Holdings (Cayman) Ltd. Balyasny Asset Management L.P. is the investment adviser of Atlas Private Holdings (Cayman) Ltd. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the reported securities. The address for Atlas Private Holdings (Cayman) Ltd. and Balyasny Asset Management L.P. is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(4)

Shares listed under “Number of Shares Owned Before the Offering” consists of 349,599 shares held directly by Blackwell Partners LLC – Series A. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address for the above referenced entity is 280 South Magnum Street, Suite 210, Durham, NC 27701.

(5)

Shares listed under “Number of Shares Owned Before the Offering” consists of (i) 329,487 shares held directly by Driehaus Life Sciences Master Fund, L.P. (DLSMF) and 120,558 shares held directly by Driehaus Life Sciences (QP) Fund, L.P. (DLSQPF). Driehaus Capital Management LLC (DCM) is the investment manager of DLSMF and DLSQPF and may be deemed to beneficially own the shares held by them. The address of DCM is 25 East Erie Street, Chicago, Illinois 60611.

(6)

Shares listed under “Number of Shares Owned Before the Offering” consists of (i) 295,664 shares held directly by Kalehua Capital Partners LP and 109,376 shares held directly by Kalehua Equity Growth Master LP. Kalehua Capital Management LLC is the general partner of Kalehua Capital Partners LP and the investment manager of Kalehua Equity Growth Master Fund LP, and in such capacities has voting and investment power over the shares held by Kalehua Capital Partners LP and Kalehua Equity Growth Master LP. Tai-Li Chang is the sole Member and Manager of Kalehua Capital Management LLC, and in such capacity may be deemed to have voting and investment power over the shares held by Kalehua Capital Partners LP and Kalehua Equity Growth Master Fund LP. Each of Tai-Li Chang and Kalehua Capital Management LLC disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein. The address for the above referenced entities is 3819 Maple Ave, Dallas, TX 75219.

(7)

Shares listed under “Number of Shares Owned Before the Offering” consists of (i) 938,705 shares held directly and (ii) 1,260,126 shares underlying pre-funded warrants, held directly by Lynx1 Master Fund, L.P . (Lynx 1 Fund). Lynx 1 Fund is currently prohibited from exercising a portion of the pre-funded warrants by virtue of the beneficial ownership blocker. Lynx1 Capital Management LP is the investment manager of Lynx1 Fund. Mr. Weston Nichols, the sole member of Lynx1 Capital Management GP LLC, the general partner of Lynx1 Capital Management LP, has sole voting and investment control over the shares held by Lynx1 Capital Management LP. The address for the above referenced entity is 1185 Avenue of the Americas, 3rd Floor, New York, NY, 10036.

(8)

Shares listed under “Number of Shares Owned Before the Offering” consists of 232,634 shares held directly by Nantahala Capital Partners Limited Partnership. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address for the above referenced entity is 130 Main St., 2nd Floor, New Canaan, CT 06840.

(9)

Shares listed under “Number of Shares Owned Before the Offering” consists of 77,803 shares held directly by NCP RFM LP. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address for the above referenced entity is 130 Main St., 2nd Floor, New Canaan, CT 06840.

(10)

Shares listed under “Number of Shares Owned Before the Offering” consists of (i) 207,100 shares and 242,945 shares underlying pre-funded warrants, in each case held directly by New Enterprise Associates 17, L.P and (ii) 1,090,793 shares of common stock held by New Enterprise Associates 17, L.P., or NEA 17. The general partner of NEA 17 is NEA Partners 17, L.P., or NEA Partners 17, and the general partner of NEA Partners 17 LP is NEA 17 GP, LLC, or NEA 17 LLC. The managers of NEA 17 LLC are Forest Baskett, Ali Behbahani, M.D., Carmen Chang, Anthony A. Florence, Jr., Mohamad H. Makhzoumi, Edward T. Mathers, Scott D. Sandell, Paul Walker and Rick Yang. Dr. Behbahani is a member of NEA 17 LLC and a member of Korro Bio’s board of directors. Each of NEA Partners 17 LP and NEA 17 LLC may be deemed to beneficially own the shares held by NEA 17. The address of the principal business office of the entities and Mr. Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of the principal business office of Dr. Behbahani, Mr. Baskett, Ms. Chang, Mr. Makhzoumi,

Mr. Walker and Mr. Yang is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Mr. Florence and Mr. Mathers is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10011.
(11)

Shares listed under “Number of Shares Owned Before the Offering” consists of 540,054shares held by Point72 Associates, LLC. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the securities directly held by Point72 Associates reflected herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities. The address of the principal business office of Point72 Associates, Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902.

(12)

Shares listed under “Number of Shares Owned Before the Offering” consists of 70,207 shares held directly by Spearhead Insurance Solutions IDF, LLC – Series ADAR1 (Spearhead). ADAR1 LLC, the sub-advisor of Spearhead, has voting and investment control of the 70,207 shares held by Spearhead. Daniel Schneeberger is the Manager of ADAR1 LLC. The address of Spearhead is 3828 Kennett Pike, Suite 202, Greenville, DE 19807.

(13)

Shares listed under “Number of Shares Owned Before the Offering” consists of (i) 830,415 shares and 1,353,806 shares underlying pre-funded warrants, in each case held directly by Venrock Healthcare Capital Partners EG, L.P. (VHCP EG); (ii) 162,832 shares and 265,462 shares underlying pre-funded warrants, in each case held directly by Venrock Healthcare Capital Partners III, L.P. (VHCP III); and (iii) 16,253 shares and 26,497 shares underlying pre-funded warrants, in each case held directly by VHCP Co-Investment Holdings III, LLC. (VHCP Co-Investment III). VHCP EG, VHCP III and VHCP Co-Investment III are currently prohibited from exercising a portion of the pre-funded warrants by virtue of the beneficial ownership blocker. VHCP Management III, LLC is the general partner of VHCP III and the manager of VHCP Co-Investment III. VHCP Management EG, LLC is the general partner of VHCP EG. Messrs. Shah and Koh are the voting members of VHCP Management III, LLC and VHCP Management EG, LLC. The principal business address is 7 Bryant Park, 23rd Floor, New York, NY 10018.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees, donees, transferees or other successors-in-interest (each a selling stockholder and collectively, the selling stockholders) may, from time to time, sell, transfer or otherwise dispose of any or all of their securities covered hereby on our principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with brokerdealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of the date that the securities (i) have been sold, pursuant to this prospectus or pursuant to Rule 144, (ii) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (iii) two years from the closing date of offering pursuant to which the securities were sold to the selling stockholders. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares begin offered by this prospectus has been passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Korro Bio, Inc. appearing in Korro Bio, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Our website address is www.korrobio.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026

•	our Current Reports on Form 8-K, as filed with the SEC on January 15, 2026, January 27, 2026 and March 9, 2026 (except with respect to Item 2.02); and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 23, 2019, including any amendments or reports filed for the purpose of updating such description, including  Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 26, 2024.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Korro Bio, Inc.

60 First Street, 2nd floor, Suite 250

Cambridge, Massachusetts 02141

Attn: Investor Relations

(617) 468-1999

Up to 7,650,764 Shares of Common Stock

PROSPECTUS

March 20, 2026